EXHIBIT 11

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                    WESTCOTT COMMUNICATIONS, INC.
                 COMPUTATION OF EARNINGS PER SHARE
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                                                   Three Months ended
                                                        March 31,
                                                   1995           1996
                                               ___________     ___________
Earnings per share:
Net income available to common shareholders   $  3,809,243    $  3,468,353
                                               ___________     ___________
                                               ___________     ___________
Weighted average Common and Common
 equivalent shares(1) . . . . . . . . . . .     19,530,490      19,760,225
                                               ___________     ___________
                                               ___________     ___________
Earnings per share. . . . . . . . . . . . .   $        .20    $        .18
                                               ___________     ___________
                                               ___________     ___________

Earnings per Common and
 Common Equivalent Share:
Weighted average shares outstanding . . . .     19,530,490       19,760,225
Net shares to be issued upon exercise
  of dilutive stock options after applying
  treasury stock method . . . . . . . . . .        250,774          157,118
                                               ___________      ___________
Weighted average Common and
  Common equivalent shares  . . . . . . . .     19,781,264       19,917,343
                                               ___________      ___________
                                               ___________      ___________
Earnings per Common and
  Common equivalent shares. . . . . . . . .   $        .19     $        .17
                                               ___________      ___________
                                               ___________      ___________

Earnings per Common Share
 Assuming Full Dilution:
Weighted average shares outstanding . . . .     19,530,490       19,760,225
Net shares to be issued upon exercise
  of dilutive stock options after applying
  treasury stock method . . . . . . . . . .        250,833          263,314
                                               ___________      ___________
Weighted average Common and
  Common equivalent shares. . . . . . . . .     19,781,323       20,023,539
                                               ___________      ___________
                                               ___________      ___________
Earnings per Common Share assuming
  assuming full dilution. . . . . . . . . .   $        .19     $        .17
                                               ___________      ___________
                                               ___________      ___________


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(1) The calculation of earnings per share was based upon weighted average common shares outstanding, due to the fact that both primary and fully-diluted earnings per share were more than 97% of earnings per common share outstanding.